EXHIBIT 99.1

Press Release

VSOURCE COMPLETES $7.5 MILLION FINANCING
AND EXCHANGE OF CERTAIN EXISTING CONVERTIBLE SECURITIES
Company Authorizes 20-1 Reverse Stock Split

(SAN DIEGO, Calif., Oct. 25, 2002) - Vsource, Inc. (OTCBB: VSRC), a leader in providing customized business process outsourcing (BPO) services to Fortune 500 and Global 500 companies operating across Asia-Pacific, today announced the completion of a sale of 3,750 shares of new Series 4-A Preferred Stock, and warrants to purchase 25 million shares of common stock, to Capital International Asia CDPQ Inc. (CDP Asia) and an affiliate of CDP Asia for a total purchase price of $7.5 million.

Vsource may require CDP Asia to purchase an additional 1,250 shares of new Series 4-A Preferred Stock, and warrants to purchase 8.33 million shares of common stock, for a total purchase price of $2.5 million, if Vsource satisfies certain conditions. All of the securities sold or to be sold to CDP Asia were or will be sold in an offshore transaction pursuant to Regulation S under the Securities Act of 1933.

CDP Asia is the Asia-based subsidiary of CDP Capital, headquartered in Montreal, Quebec, Canada. CDP Capital is one of the world's largest institutional investors with over US$80 billion in assets invested globally. Over the past few years, CDP Asia has significantly enhanced its presence in Asia with investments in a broad range of industries operating across the Asia-Pacific region including manufacturing, business services, telecommunications, media, infrastructure and real estate as well as expanding its physical footprint to 5 Asian countries.

In connection with the sale to CDP Asia, and as required by CDP Asia as a precondition to its purchase, certain existing shareholders of Vsource exchanged all of their preferred stock and convertible notes in the company, and certain warrants issued in connection with the convertible notes, for an aggregate of 13,223 shares of Series 4-A Preferred Stock. These shareholders were Phillip Kelly, Dennis Smith, John Cantillon, a private equity fund advised by Baring Private Equity Partners Asia, a unit of ING Group (Baring Asia), Mercantile Capital Partners I, L.P., and Asia Internet Investment Group I, LLC. All of the preferred stock issued in the exchange was issued either in an offshore transaction pursuant to Regulation S or in a private placement to accredited investors under Regulation D under the Securities Act.

"This financing agreement is another important milestone for Vsource," said Phil Kelly, chairman and CEO of Vsource. "The additional capital raised in this financing significantly enhances our ability to attract and execute major new outsourcing contracts for Fortune 500 and Global 500 clients operating across Asia-Pacific. CDP Asia, as part of one of the world's largest institutional investor groups with an extensive network of global relationships, will be a strong complement to our shareholding base."

Jean Lamothe, president of CDP Asia Investments Inc., noted, "We believe the demand for BPO services across Asia will continue to grow as multi-national companies operating in Asia begin to adopt outsourcing as an essential element of their business operations. We have already seen this occur in North America and Europe during the past decade. Vsource is an early leader in providing value-added BPO services. The Company, which has a management team with deep experience, has moved quickly to establish a unique position as a leading pan-Asian provider of BPO services. We are pleased to be able to provide Vsource with additional capital and support to accelerate its growth."

Dennis Smith, Vsource's chief financial officer, added, "In today's uncertain economic environment, a strong balance sheet is essential to succeed. This new financing materially improves our balance sheet and simplifies our capital structure, placing us in an excellent position moving forward. With this agreement, our capital structure improves with the addition of $7.5 million in new funding in the form of preferred stock from CDP Asia. Further, the exchange by several of our current investors of $7.5 million of outstanding convertible loans into preferred stock has significantly reduced our outstanding debt."

The parties signed the purchase and exchange agreements on Oct. 23, 2002, and the transactions were completed on Oct. 25, 2002. Vsource will use the proceeds from the financing for working capital to facilitate its expansion in the business process outsourcing business in Asia, strengthen its balance sheet and pay expenses related to the financing and exchange. In connection with these transactions, Scott T. Behan and Nathaniel C.A. Kramer have resigned from Vsource's Board of Directors, and the Board has appointed Bruno Seghin and Jean Salata to fill the vacancies. Biographies of Seghin and Salata are provided at the end of this press release.

Under the terms of the financing and exchange, Vsource is further required to use its reasonable efforts to cause the remaining holders of its different classes of preferred stock, convertible debt and certain warrants to exchange their securities for shares of Series 4-A Preferred Stock or, with respect to one class of preferred securities, to sell such securities to Vsource for cash. These holders may also choose not to participate in any such exchange or sale, in which case they may continue to hold their existing securities.

In connection with these transactions, Vsource's Board of Directors has approved a twenty-to-one reverse stock split of all issued and outstanding common stock, which will become effective at 4:30 p.m. (EST) on Nov. 20, 2002. The reverse stock split will not cause a reduction in the authorized number of shares of common stock. Holders of fractional shares resulting from the reverse stock split will receive cash in an amount equal to the fraction multiplied by the closing price of the common stock on the effective date of the reverse stock split.

Terms of the Series 4-A Preferred Stock

The Series 4-A Preferred Stock will have a liquidation value equal to its original issue price, and rank senior to Vsource's common stock in liquidation preference and payment of dividends. If certain defined liquidity events have not occurred prior to March 31, 2006, then each holder of the Series 4-A Preferred Stock shall have the right, at any time after March 31, 2006 and on or before Sept. 30, 2006, to require Vsource to purchase all, but not less than all, of the Series 4-A Preferred Stock held by such holder at a price per share equal to 150% of the original issue price. Each share of Series 4-A Preferred Stock is convertible into that number of shares of common stock equal to the original issue price, which is currently $2,000 per share, divided by the conversion price, which is initially $0.10 per share. Upon the occurrence of certain specified liquidity events, each share of Series 4-A Preferred Stock will automatically convert into common stock. Holders of Series 4-A Preferred Stock will have preemptive rights with respect to future sales by Vsource of common stock or securities convertible into common stock, except in limited circumstances. The Series 4-A Preferred Stock votes on an as-converted basis and holders are entitled to vote on any matter upon which the holders of common stock have the right to vote.

Terms of the Warrants

The warrants have an initial exercise price of $0.01 per share. The warrants are only exercisable between April 1, 2003 and March 30, 2006, and only if certain specified liquidity events have not occurred by March 30, 2003. Upon the completion of the 20-to-1 reverse stock split, the warrants will be automatically exchanged for new warrants with an initial exercise price of $0.01 per share (on a post-reverse stock split basis). The new warrants will only be exercisable between April 1, 2005 and March 30, 2006, and only if certain specified liquidity events have not occurred by Jan. 31, 2005 or Vsource has failed to achieve specific consolidated net income thresholds.

Terms of the Stockholders Agreement

In connection with the sale to CDP Asia, and as required by CDP Asia as a precondition to its purchase, Vsource has entered into a stockholders agreement with CDP Asia and the participants in today's exchange. Under the terms of the stockholders agreement, each of CDP Asia, Baring Asia and Mercantile have the right to nominate a candidate for election to the Board of Directors. Under the same terms, Vsource has agreed to nominate Phil Kelly and Dennis Smith for election as long as they are employees of Vsource. The parties to the stockholders agreement have agreed to vote all of their Series 4-A Preferred Stock in favor of the election of these nominees. A nominee of each of CDP Asia, Baring Asia and Mercantile is entitled to sit on the compensation committee of Vsource's board. The size of the Board of Directors has been fixed at seven members, and a quorum must include at least two members nominated by CDP Asia, Baring Asia or Mercantile. The parties to the stockholders agreement have also received inspection rights, information rights, and the right to participate as an observer at Board and operational meetings.

Under the stockholders agreement, Vsource must obtain the approval of CDP Asia and a majority in interest of the other parties to the stockholders agreement in order to engage in certain major corporate transactions, such as the incurrence of debt or disposal of assets. Vsource must also obtain the approval of a majority of the Board, including the affirmative vote of the director nominated by CDP Asia, to engage in similar major corporate transactions. Vsource and the parties are also subject to other restrictions and obligations under the terms of the stockholders agreement.

New Directors' Biographies

Jean Salata
Jean Salata is the founding Managing Partner of Baring Private Equity Partners Asia, a unit of ING Group, which is the investment adviser to the Baring Asia private equity program, which has over $560 million in capital committed for investment in Asia. Baring Asia, through BAPEF Investments XII Ltd., is a major shareholder of Vsource and is a participant in today's exchange. Salata has been responsible for the investment activity of Baring Asia since its launch in 1997. He has a broad range of investment experience including early stage VC investments, expansion capital and buyouts across a wide range of sectors. Salata, who has lived in Asia since 1989, previously was a Director of AIG Investment Corp. (Asia), where he made regional investments as part of AIG's Asian private equity group. Prior to that, he was an executive vice president of finance of a Hong Kong-based industrial concern and a management consultant with Bain & Company in Hong Kong, Australia and Boston. Salata graduated magna cum laude from the Wharton School of the University of Pennsylvania with a bachelor's degree in finance and economics.

Bruno Seghin
Bruno Seghin is the Managing Director of CDP Asia Partners, Inc. and previously was the Managing Partner of Quilvest Asia Limited, an affiliate of CDP Asia. He has more than 19 years of finance and investment management experience, including 16 years in Asia, eight of which were in private equity, as a vice president with Drexel Burnham, senior partner with Cortez Capital and senior partner with Euro Pacific Advisors. Seghin, who is based in Hong Kong, graduated from Université Catholique de Louvain in Belgium with a law degree and MBA.

About Vsource

Vsource, Inc., based in San Diego, Calif., provides business process outsourcing (BPO) services - under the Vsource Versatile Solutions™ trade name - to Fortune 500 and Global 500 organizations across the Asia-Pacific region. Vsource Versatile Solutions include Integrated Technical Service Solutions, Payroll and Claims Solutions, Sales Solutions and Vsource Foundation Solutions™, which include Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM). Vsource operates shared customer service centers (Vsource Customer Centers) in Malaysia and Japan and has offices in the United States, Hong Kong and Singapore. Vsource clients include ABN AMRO, Agilent Technologies, EMC, Gateway, Haworth, Network Appliance and other Fortune 500 and Global 500 companies.

For more information, visit the Vsource web site: http://www.vsource.com.

Forward Looking Statements

Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, the risk that this financing will not improve our ability to attract and execute major new outsourcing contracts or accelerate our growth, reliance on one client, inability to raise sufficient funds to meet our operating requirements, our limited experience in the business process outsourcing business, inability to repay the debt that we have incurred, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, management of acquisitions, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. Vsource Versatile Solutions and Vsource Foundation Solutions are trademarks of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

For further information, please contact Hilary Kaye, hilary@hkamarcom.com, of Hilary Kaye Associates, Inc., +1-714-426-0444 (PDT).

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